Exhibit 99.1

VOLCANO REPORTS RECORD QUARTERLY REVENUES AND PROFITABILITY;

YEAR-TO-DATE REVENUES INCREASE 36 PERCENT

COMPANY ANNOUNCES ADVANCED FORWARD-LOOKING IMAGING TECHNOLOGY ACQUISITION

(SAN DIEGO, CA), July 30, 2010—Volcano Corporation (NASDAQ: VOLC), a leading developer and manufacturer of precision intravascular therapy guidance tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, said today that revenues in the second quarter of 2010 increased 36 percent versus revenues in the second quarter of 2009.

For the quarter ended June 30, 2010, Volcano reported record quarterly revenues of $73.5 million, compared with revenues of $54.0 million in the second quarter of fiscal 2009.

For the second quarter of 2010, the company reported record net income on a GAAP basis of $5.4 million, or $0.10 per diluted share, versus a GAAP net loss of $5.3 million, or $0.11 per share, in the second quarter of 2009.

Excluding stock-based compensation and in-process research and development expense of $3.1 million, the company reported net income of $8.6 million, or $0.16 per diluted share, in the second quarter of 2010. Excluding stock-based compensation expense of $2.9 million, the company reported a net loss of $2.4 million, or $0.05 per share, in the second quarter of 2009.

For the first six months of 2010, Volcano reported revenues of $140.0 million, a 36 percent increase over revenues of $103.0 million in the same period a year ago. The company reported GAAP net income of $1.4 million, or $0.03 per diluted share, in the first six months of 2010. This compares with a GAAP net loss of $12.9 million, or $0.27 per share, in the same period in 2009. Excluding stock-based compensation and in-process research and development expense of $6.3 million, Volcano reported net income of $7.6 million, or $0.14 per diluted share, in the first six months of 2010. In the first six months of 2009, excluding stock-based compensation expense of $5.6 million, Volcano reported a net loss of $7.3 million, or $0.15 per share.

“We continued to drive growth in both our intravascular ultrasound (IVUS) and Functional Measurement (FM) businesses, which grew 25 and 51 percent year-over-year, respectively. In the quarter, overall IVUS disposable revenues increased 29 percent versus the prior year, and our FM business increased 50 percent in both the U.S. and Europe,” said Scott Huennekens, president and chief executive officer.

“During the quarter, we introduced significant enhancements to our IVUS and FM disposables and our multi-modality console operating software, and commenced the European launch of our VIBE RX Vascular Imaging Catheter. In addition, we completed a number of cases utilizing the latest version of our Optical Coherence Tomography (OCT) catheter and system,” he added.

Volcano also announced today that it has signed a definitive agreement to acquire Fluid Medical Inc., a privately held company that is developing advanced catheter-based forward-looking imaging technology, for $4.2 million in cash. The company expects to close the transaction next week. There are no additional royalty or milestone payments to stockholders of Fluid Medical associated with the transaction.

“This transaction represents another milestone in the expansion of our multi-modality platform strategy to create competitive differentiation for Volcano. We are acquiring technology and IP providing a forward field of view imaging on highly maneuverable catheters that have the potential to enable or enhance visualization for procedures currently done with inadequate imaging,” noted Huennekens. “This technology is expected to result in a Forward-Looking Intra-Cardiac Echo (FL.ICE) catheter that will initially be focused on minimally invasive structural heart applications, such as percutaneous aortic and mitral valve therapies,” he added.

Guidance for 2010

The company provided updated guidance for fiscal 2010. It now expects that total revenues for fiscal 2010 will be in the range of $286-$290 million. This compares with prior expectations of $277-$282 million. Revenues from Axsun’s industrial segment, are expected to be approximately $24 million. This compares with prior expectations for revenues from Axsun’s industrial segment of approximately $17 million, and reflects continued growth in the high capacity telecom optical network infrastructure that supports the global expansions of data and video utilization.

The company expects that gross margins in 2010 will continue to be in the range of 62-63 percent. Operating expenses for all of 2010 are expected to be in the range of 58-60 percent of revenues. The expectations for operating expenses include increased research and development costs related to development of the Fluid Medical technology and increased litigation expenses. Net interest income is expected to be approximately $400,000 versus previous expectations of $450,000.

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The company expects earnings per share for all of 2010 will continue to be in the range of $0.05-$0.10 per diluted share. The company expects that weighted average shares on a diluted basis at the end of 2010 will be approximately 53 million. The company continues to expect that excluding stock-based compensation expense, net income will be $0.30-$0.35 per diluted share.

Conference Call Information

The company will hold a conference at 5:30 a.m., Pacific Daylight Time (8:30 a.m., Eastern Daylight Time), today. The teleconference can be accessed by calling (631) 291-4555, passcode 85477811, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through August 6, at (706) 645-9291, passcode 85477811, and via the company’s website.

About Volcano Corporation

Volcano Corporation (NASDAQ: VOLC) offers a broad suite of devices designed to facilitate endovascular procedures, enhance the diagnosis of vascular and structural heart disease and guide optimal therapies. The company’s intravascular ultrasound (IVUS) product line includes consoles that can be integrated directly into virtually any modern cath lab. Volcano IVUS offers unique features, including both single-use digital and rotational IVUS imaging catheters, and advanced functionality options, such as VH® IVUS tissue characterization and ChromaFlo®. Volcano also provides Image-Guided Therapy products that combine the imaging capability of IVUS with cardiovascular therapeutic devices. Volcano has Physiology consoles and single-use pressure and flow guide wires. Currently, more than 5,400 Volcano IVUS and Physiology systems are installed worldwide, with approximately half of Volcano’s revenues coming from outside the United States. Volcano is developing a line of ultra-high resolution Optical Coherence Tomography (OCT) systems and catheters, Forward-Looking Imaging catheters and Microcatheters. Volcano’s wholly-owned subsidiary, Axsun Technologies, develops and manufactures optical monitors, lasers and optical engines used in telecommunications, medical imaging, spectroscopy and other industrial applications. For more information, visit the company’s website at www.volcanocorp.com.

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Non-GAAP Financial Measures

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles (GAAP) in the United States is included in this press release. Non-GAAP financial measures provide an indication of our performance before certain charges. Our management believes that in order to properly understand our short-term and long-term financial trends, investors may wish to consider the impact of these charges. These charges result from factors and circumstances that vary in frequency and/or impact on continuing operations. Our management believes that these items are not reflective of our core operating activities and should be excluded when comparing our current operating results with those of prior periods, including in-process research and development charges related to milestones of the December 2007 acquisition of CardioSpectra, Inc. In addition, stock-based compensation is a non-cash expense. Finally, our management uses results of operations before certain charges to evaluate the operational performance of the company, as a basis for strategic planning and for forecasting and planning future periods. Investors should note that the non-GAAP financial measures used by the company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as those of other companies. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP, and are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed below.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding the company’s financial guidance for 2010, market adoption of the company’s technology, growth strategies, timing and achievement of product development milestones, the impact and benefits of the Fluid Medical transaction, market development and product introductions and sales. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause Volcano’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from the results predicted are detailed in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Contact Information:

John Dahldorf

Chief Financial Officer

Volcano Corporation

(858) 720-4020

or

Neal B. Rosen

Ruder-Finn

(415) 692-3058

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VOLCANO CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$50,628	$56,055
Short-term available-for-sale investments	76,970	66,028
Accounts receivable, net	52,015	51,171
Inventories	39,245	37,710
Prepaid expenses and other current assets	4,717	5,892

Total current assets	223,575	216,856
Restricted cash	575	554
Long-term available-for-sale investments	3,788	—
Property and equipment, net	45,376	44,734
Intangible assets, net	12,560	11,623
Goodwill	931	931
Other non-current assets	2,038	2,036

	$288,843	$276,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,508	$13,840
Accrued compensation	13,088	14,142
Accrued expenses and other current liabilities	12,217	25,275
Deferred revenues	5,047	4,881
Current maturities of long-term debt	50	50

Total current liabilities	42,910	58,188
Long-term debt	85	110
Deferred revenues	2,561	2,376
Other	1,431	1,245

Total liabilities	46,987	61,919
Stockholders’ equity	241,856	214,815

	$288,843	$276,734

VOLCANO CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$73,452	$54,042	$140,024	$103,001
Cost of revenues	27,093	22,486	53,731	43,135

Gross profit	46,359	31,556	86,293	59,866
Operating expenses:
Selling, general and administrative	30,082	26,453	63,161	51,533
Research and development	9,594	9,866	19,452	18,635
In-process research and development	33	—	65	—
Amortization of intangibles	621	1,053	1,194	2,105

Total operating expenses	40,330	37,372	83,872	72,273

Operating income (loss)	6,029	(5,816)	2,421	(12,407)
Interest income	83	197	168	498
Interest expense	(11)	(1)	(18)	(3)
Exchange rate (loss) gain	(423)	871	(544)	(257)
Other	(9)	—	(19)	—

Income (loss) before provision for income taxes	5,669	(4,749)	2,008	(12,169)
Provision for income taxes	253	518	628	712

Net income (loss)	$5,416	$(5,267)	$1,380	$(12,881)

Net income (loss) per share:
Basic	$0.11	$(0.11)	$0.03	$(0.27)

Diluted	$0.10	$(0.11)	$0.03	$(0.27)

Shares used in calculating net income (loss) per share:
Basic	50,452	48,335	50,099	48,184

Diluted	53,071	48,335	52,876	48,184

VOLCANO CORPORATION

RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP operating income (loss)	$6,029	$(5,816)	$2,421	$(12,407)
Stock-based compensation	3,108	2,850	6,191	5,565
In-process research and development	33	—	65	—

Non-GAAP operating income (loss)	$9,170	$(2,966)	$8,677	$(6,842)

GAAP net income (loss)	$5,416	$(5,267)	$1,380	$(12,881)
Stock-based compensation	3,108	2,850	6,191	5,565
In-process research and development	33	—	65	—

Non-GAAP net income (loss) income	$8,557	$(2,417)	$7,636	$(7,316)

GAAP net income (loss) per share—basic	$0.11	$(0.11)	$0.03	$(0.27)
Stock-based compensation	0.06	0.06	0.12	0.12
In-process research and development	—	—	—	—

Non-GAAP net income (loss) per share—basic	$0.17	$(0.05)	$0.14	$(0.15)

Shares used in calculating net income (loss) per share—basic	50,452	48,335	52,876	48,184

GAAP net income (loss) per share—diluted	$0.10	$(0.11)	$0.03	$(0.27)
Stock-based compensation	0.06	0.06	0.12	0.12
In-process research and development	—	—	—	—

Non-GAAP net income (loss) per share—diluted	$0.16	$(0.05)	$0.14	$(0.15)

Shares used in calculating net income (loss) per share—diluted	53,071	48,335	52,876	48,184

VOLCANO CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP FORWARD LOOKING GUIDANCE

(in thousands, except per share data)

(Unaudited)

	2010
	Guidance Range
	From	To
GAAP operating income	$5,230	$7,883
Stock-based compensation expense	13,100	13,100

Non-GAAP operating income	$18,330	$20,983

GAAP net income	$2,654	$5,308
Stock-based compensation expense	13,100	13,100

Non-GAAP net income	$15,754	$18,408

GAAP net income per share—diluted	$0.05	$0.10
Stock-based compensation	0.25	0.25

Non-GAAP net income per share—diluted	$0.30	$0.35

Shares used in calculating net income per share—diluted	53,077	53,077

VOLCANO CORPORATION

REVENUE SUMMARY

(in millions)

(unaudited)

	Three Months Ended June 30,		Percentage Change	Six Months Ended June 30,		Percentage Change
	2010	2009	2009 to 2010	2010	2009	2009 to 2010
Medical segment:
Consoles:
United States	$7.3	$6.1	20%	$11.5	$11.1	4%
Japan	0.1	0.2	(49)	1.3	1.3	0
Europe	2.0	2.2	(11)	3.9	3.9	0
Rest of world	1.4	0.8	65	2.7	1.5	79

Total Consoles	$10.8	$9.3	16	$19.4	$17.8	9

IVUS single-procedure disposables:
United States	$17.1	$14.9	15%	$33.4	$28.7	16%
Japan	17.3	11.0	57	33.2	21.0	58
Europe	5.2	5.0	5	10.5	9.0	17
Rest of world	1.3	0.8	53	2.4	1.7	45

Total IVUS single-procedure disposables	$40.9	$31.7	29	$79.5	$60.4	32

FM single-procedure disposables:
United States	$6.0	$4.0	50%	$11.3	$7.6	48%
Japan	0.7	0.4	67	1.5	0.7	116
Europe	3.7	2.5	50	7.7	4.5	69
Rest of world	0.4	0.3	17	0.8	0.6	37

Total FM single-procedure disposables	$10.8	$7.2	49	$21.3	$13.4	58

Other	$4.3	2.2	93%	$8.0	4.4	83%

Sub-total medical segment	$66.8	$50.4	32	$128.2	$96.0	34

Industrial segment	$6.7	3.6	84	$11.8	7.0	68

Total	$73.5	$54.0	36	$140.0	$103.0	36